   As filed with the Securities and Exchange Commission on January 22, 1997
                                                       Registration No. 33-_____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                          BA MERCHANT SERVICES, INC.
            (Exact name of registrant as specified in its charter)

                 DELAWARE                                94-3252840
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)

                           ONE SOUTH VAN NESS AVENUE
                        SAN FRANCISCO, CALIFORNIA 94103
                   (Address of Principal Executive Offices)

                                _______________

             BA MERCHANT SERVICES, INC., LONG TERM INCENTIVE PLAN
                           (Full title of the plans)
                                _______________

                             CHERYL SOROKIN, ESQ.
                                   SECRETARY
                          BA MERCHANT SERVICES, INC.
                             555 CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94104
                          TELEPHONE:  (415) 622-2091
           (Name, address and telephone number of agent for service)

                                   Copies to:

            Jeffrey R. Lapic, Esq.                  Rodney R. Peck, Esq.
          Assistant General Counsel              Nathaniel M. Cartmell, Esq.
           Bank of America NT & SA                  James C. Olson, Esq.
       555 California Street, 8th Floor        Pillsbury Madison & Sutro LLP
       San Francisco, California 94104             235 Montgomery Street
               (415) 622-2189                 San Francisco, California 94104
                                                      (415) 983-1000

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                         Proposed maximum          Proposed maximum
 Title of securities to be        Amount to be          offering price per        aggregate offering       Amount of registration
        registered                 registered                share(1)                  price(1)                    fee(1)
---------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
 value $.01 per share           6,000,000 shares            $16.44                    $98,640,000                $29,891
=================================================================================================================================

(1) Pursuant to Rule 457(h), the registration fee was computed on the basis of the market value of the Class A Common Stock, computed in accordance with Rule 457(c) on the basis of the average of the high and low prices per share of such stock as reported on the New York Stock Exchange on January 16, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have heretofore been filed by the registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) the description of the Common Stock of BA Merchant Services, Inc., set forth in the Registration Statement on Form 8-A, dated October 25, 1996.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES

     Inapplicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding to which such person is a party or is threatened to be made a party by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided, that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the right of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     As permitted under the Delaware General Corporation Law, the Registrant's Certificate of Incorporation and Bylaws limit the personal liability of its directors for violations of their fiduciary duty.

     Under certain circumstances provided in Article VIII of the Registrant's Bylaws, the Registrant will indemnify any director or officer or any former director or officer of the Registrant or any other corporation or enterprise (if serving at the request of the Registrant) against expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually incurred or suffered by such person by reason of the fact that he is or was such director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.


ITEM 8.   EXHIBITS

     The parenthetical reference to the exhibit in the description of Exhibits
4.1 and 4.2 below is incorporated by reference from such exhibit to the indicated report or registration statement of BA Merchant Services, Inc., filed with the Securities and Exchange Commission.

     4.1 Specimen of Class A Common Stock certificate of BA Merchant Services, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of BA Merchant Services, Inc. (Reg. No. 333-13985) filed December 9, 1996).

     4.2 BA Merchant Services, Inc., Long-Term Incentive Plan (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 of BA Merchant Services, Inc. (Reg. No. 333-13985) filed December 9,
           1996).

     5.1 Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities being issued.
     23.1  Consent of Pillsbury Madison & Sutro LLP (included in Exhibit 5.1).
     23.2  Consent of Ernst & Young LLP.
     24.1  Power of Attorney (see page II-4).


ITEM 9.   UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 21st day of January, 1997.

                                          BA MERCHANT SERVICES, INC.



                                          By    /s/Sharif M. Bayyari
                                               -------------------------
                                                   Sharif M. Bayyari
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and Officers of BA Merchant Services, Inc., a Delaware corporation, hereby constitute and appoint Sharif M. Bayyari, James H. Williams, Cheryl Sorokin, Jeffrey R. Lapic, Susan Lau and Benjamin M. Vandegrift, each with full power of substitution and resubstitution, their true and lawful attorneys and agents to sign the names of the undersigned Directors and Officers in the capacities indicated below to the registration statement to which this Power of Attorney is filed as an exhibit, and all amendments (including post-effective amendments) and supplements thereto, and all instruments or documents filed as a part thereof or in connection therewith and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with all exhibits thereto, and all other instruments and documents in connection therewith, with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that said attorneys, agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Sharif M. Bayyari       President, Chief Executive          January 21, 1997
-------------------------   Officer and Director
    Sharif M. Bayyari       (Principal Executive Officer)



/s/ James H. Williams       Executive Vice President, Chief     January 21, 1997
-------------------------   Financial Officer and Treasurer
    James H. Williams       (Principal Financial Officer and
                            Principal Accounting Officer)



/s/ Thomas E. Peterson      Chairman of the Board               January 21, 1997
-------------------------   of Directors
    Thomas E. Peterson

/S/ Barbara J. Desoer               Director            January 21, 1997
------------------------------
    Barbara J. Desoer

/S/  Donald R. Dixon                Director            January 21, 1997
------------------------------
     Donald R. Dixon

/S/   James G. Jones                Director            January 21, 1997
------------------------------
      James G. Jones

/S/ William E. Fisher               Director            January 21, 1997
------------------------------
    William E. Fisher

                                 EXHIBIT INDEX


EXHIBIT NUMBER                         DOCUMENT DESCRIPTION/*/
--------------                         -----------------------
     4.1          Specimen of Class A Common Stock certificate of BA Merchant
                  Services, Inc. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of BA Merchant
                  Services, Inc. (Reg. No. 333-13985) filed December 9, 1996).

     4.2          BA Merchant Services, Inc., Long Term Incentive Plan
                  (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 of BA Merchant Services,
                  Inc. (Reg. No. 333-13985) filed December 9, 1996).

     5.1 Opinion of Pillsbury Madison & Sutro LLP regarding legality of securities being issued.

    23.1          Consent of Pillsbury Madison & Sutro LLP (included in
                  Exhibit 5.1).

    23.2          Consent of Ernst & Young LLP.

    24.1          Power of Attorney (see page II-4).

-----------
/*/  The parenthetical reference to the exhibit in the description of Exhibits
4.1 and 4.2 is incorporated by reference from such exhibit to the indicated report or registration statement of BA Merchant Services, Inc., filed with the Securities and Exchange Commission.